Horne International Agrees To Acquire World-Class Provider of Electronic Security Systems, Announces Related Agreement for Financing

Amata, Inc., Brings Significant Contract Backlog for Major Security Systems

Horne Enters into Agreement To Raise $3 million from Sale of Stock and Subordinated Notes to Existing Investors

Fairfax, VA — January 23, 2008 — Horne International, Inc. (OTCBB: HNIN) announced today that it has entered into a stock purchase agreement to acquire Amata, Inc., a provider of state-of-the-art security systems for critical facilities and infrastructure.

Amata currently holds contracts to provide an integrated electronic security system, electrical distribution and backup power for a major energy infrastructure project. Under those contracts, Amata will install security devices that include intrusion detection, facial recognition and thermal imaging. Amata’s electrical distribution solutions include providing uninterrupted power for security systems, pump stations, valve stations, metering stations and tank farms, as well as the installation of transformers and generator backup systems.

Amata’s current executed contract backlog is approximately $150 million. This backlog is subject to funding for the underlying projects, commencement of work orders from its customers, and other contingencies.

“The addition of Amata to the Horne family of companies is expected to bolster Horne International’s position as a leading provider of engineering services for a sustainable infrastructure,” said Darryl K. Horne, P.E., Chairman, President, and Chief Executive Officer of Horne International. “Our mission is to help ensure that critical infrastructure projects are environmentally sound, energy efficient, and secure. We are vigorously pursuing such projects in both the government and private sectors.”

Shawn F. Wurtsmith will remain President of the Amata subsidiary, and Robert L. Cheney will remain Vice President of Operations. Upon closing of the transaction, Mr. Wurtsmith will become a member of Horne International’s Board of Directors. “In fewer than five years, Shawn and Rob have built an impressive portfolio of capabilities and customers,” said Mr. Horne. “We believe that our combined experience and customer base will put us in a league with the top providers of security systems and hold great promise for Horne International’s growth in the security arena domestically and globally.”

Mr. Wurtsmith added, “Our two companies are a natural fit. We both focus on the growing markets of energy and security. Horne has a great reputation in the government sector, while Amata has been geared toward private-sector projects. By joining forces, we are expanding opportunities for both companies.”

Horne International also announced that it had signed a definitive agreement to raise $3.0 million through the sale of approximately 2.5 million shares of its common stock and the issuance of $2.0 million in subordinated convertible promissory notes and detached warrants to purchase an additional 500,000 shares of Horne International common stock. The purchasers of these securities are existing shareholders of the company, including Evan Auld-Susott, a member of the company’s Board of Directors. The subordinated notes are convertible into Horne International common stock at $0.40 per share, will pay interest at 10 percent per annum and mature seven years from the date of issue. The warrants will expire five years from the date of issue and have an exercise price of $0.40 per share. The closing of this transaction is subject to the closing of the Amata acquisition and other customary conditions.

“I am excited about the future of Horne International and expect the combination of Horne and Amata to bring new value to our customers, partners and stockholders,” said Mr. Auld-Susott. “I also have confidence in the ability of both companies’ management teams to execute on our current contract backlogs. This is truly a momentous occasion for the entire Horne International family.”

Raymond James advised Horne International on the Amata acquisition. Holland & Knight LLP served as the company’s legal counsel. The financing transaction was approved by an independent committee of the Horne International Board of Directors, which received a fairness opinion from Reznick Group, P.C. Reznick also provided a fairness opinion to the company’s Board of Directors in connection with the Amata stock purchase agreement.

Agreement Terms

Under the executed stock purchase agreement, Horne International will acquire all of the outstanding capital stock of Amata from its shareholders for initial cash consideration of $2.0 million, and subordinated promissory notes with an aggregate principal amount of approximately $1.75 million, less amounts by which Amata’s net worth upon the closing of the transaction is below a target level. The notes will be payable on two payment dates: March 1, 2008, and January 1, 2009.

Following the closing, the Amata shareholders will be entitled to cash earn-out payments equal to 50 percent of Amata’s net income (as defined in the stock purchase agreement) on a cash-received basis for the first twelve months after the closing, and 33-1/3 percent of such net income for the subsequent 36-month period. The Amata shareholders will also receive up to 13.0 million shares of Horne International common stock following the closing, to be issued on a pro rata basis with the receipt of revenues from Amata’s primary customer. In addition, Horne International will pay certain consultants to Amata up to approximately $6.8 million in consulting contract payments contingent upon Amata’s achievement of earn-out payments. The closing of the transaction is subject to Amata’s receipt of approximately $2.4 million in outstanding accounts receivable from its primary customer, as well as other customary closing conditions. Pending the closing, Horne International has agreed to loan Amata up to $500,000 for repayment of indebtedness and working capital needs.

Upon the closing of the transactions, Darryl Horne, Evan Auld-Susott and certain of his affiliates, Shawn F. Wurtsmith and Robert Cheney will enter into a voting agreement providing that each of them will vote all shares of Horne International common stock they own to elect one director designated by Mr. Horne (initially Mr. Horne), one director designated by Mr. Auld-Susott (initially Mr. Auld-Susott) and one director designated by Messrs. Wurtsmith and Cheney (initially Mr. Wurtsmith).

About Amata, Inc.

Founded in 2003 and headquartered in Englewood, Colo., Amata has installed security systems at airports, power plants, and military facilities and has performed port security assessments in the Middle East. One of Amata’s current customers is Pacific Texas Pipeline Company of Phoenix, Ariz., a major energy infrastructure developer in the Southwestern United States. For more information, please visit www.amatainc.com.

About Horne International, Inc.

Horne International provides engineering services for a sustainable infrastructure, with an emphasis on security, energy, and the environment. Horne International operates through three business units: Horne Engineering Services, LLC; Spectrum Sciences & Software, Inc.; and Coast Engine and Equipment Company, Inc. The company is a trusted partner for its customers in the defense, environment and energy, homeland security and transportation sectors. For more information, please visit www.horne.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks related to the fulfillment of the closing conditions to the Amata acquisition and the related financing transaction, receipt of funding for the projects underlying Amata’s contracts, commencement of work under Amata’s existing contracts and other risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact Information:

Mark Collinson
CCG Investor Relations
(310) 231-8600, ext. 117

or contact ir@horne.com